As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bristow Group Inc.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2103 City West Blvd., 4th Floor

Houston, Texas 77042

(713) 267-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bristow Group Inc. 2007 Long-Term Incentive Plan

(Full titles of the plan)

Edward Chipman Earle

Senior Vice President, General Counsel and Corporate Secretary

Bristow Group Inc.

2103 City West Blvd., 4th Floor

Houston, Texas 77042

(713) 267-7600

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John D. Geddes

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	4,200,000 (3)	$79.32	$333,144,000	$42,908.95

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of the 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate number of shares of common stock, par value $.01 per share (“Common Stock”), of Bristow Group Inc. (the “Company”) which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the 2007 Long Term Incentive Plan (the “Plan”) and being registered herein, as a result of stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) relating to the Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on November 4, 2013, as quoted on the New York Stock Exchange.
(3)	Includes (i) 1,200,000 shares of Common Stock authorized for issuance pursuant to the Plan approved by the stockholders of the Company in August 2010 and (ii) 3,000,000 shares of Common Stock authorized for issuance pursuant to the Plan approved by the stockholders of the Company in August 2013.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bristow Group Inc., a Delaware corporation (the “Company”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 4,200,000 shares of its common stock, par value $0.01 per share, pursuant to its 2007 Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on August 4, 2010, the stockholders approved an amendment of the Plan that, among other things, increased the number of shares available for issuance under the Plan from 1,200,000 to 2,400,000. The Board of Directors of the Company recommended for approval and, on August 1, 2013, the stockholders approved an amendment of the Plan that, among other things, further increased the number of shares available for issuance under the Plan from 2,400,000 to 5,400,000. The contents of the Registration Statement on Form S-8 of the Company filed on August 7, 2007 (No. 333-145178), relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of November, 2013.

Bristow Group Inc.

By:	/s/ Jonathan E. Baliff
Jonathan E. Baliff
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints E. Chipman Earle as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of November, 2013.

Signature	Title

/s/ William E. Chiles	President, Chief Executive Officer and Director
William E. Chiles	(Principal Executive Officer)

Signature	Title
/s/ Jonathan E. Baliff	Senior Vice President and Chief Financial Officer
Jonathan E. Baliff	(Principal Financial Officer)

/s/ Brian J. Allman	Vice President and Chief Accounting Officer
Brian J. Allman	(Principal Accounting Officer)

/s/ Thomas N. Amonett	Director
Thomas N. Amonett

/s/ Stephen J. Cannon	Director
Stephen J. Cannon

/s/ Michael A. Flick	Director
Michael A. Flick

/s/ Lori A. Gobillot	Director
Lori A. Gobillot

/s/ Ian A. Godden	Director
Ian A. Godden

/s/ Stephen A. King	Director
Stephen A. King

/s/ Thomas C. Knudson	Chairman of the Board and Director
Thomas C. Knudson

/s/ Mathew Masters	Director
Mathew Masters

/s/ Bruce H. Stover	Director
Bruce H. Stover

EXHIBIT INDEX

Number	Exhibit

4.1* -	Restated Certificate of Incorporation dated August 2, 2007 (incorporated by reference to Exhibit 3.1 to Bristow Group Inc.’s Form 10-Q filed on August 2, 2007).

4.2* -	Bylaws of Bristow Group Inc., effective November 2, 2012 (incorporated by reference to Exhibit 3.1 to Bristow Group Inc.’s Current Report on Form 8-K filed on November 7, 2012).

4.3* -	Bristow Group Inc. 2007 Long-Term Incentive Plan, as amended and restated effective August 1, 2013 (incorporated by reference to Appendix A to Bristow Group Inc.’s definitive proxy statement on Schedule 14A filed on June 21, 2013).

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of KPMG LLP.

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1 -	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.